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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES EXCHANGE ACT OF 1934



        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) - SEPTEMBER 17, 1998




                                THE LION BREWERY, INC.


                (Exact name of registrant as specified in its charter)



                PENNSYLVANIA            0-28282             24-0645190

              (State or other         (Commission        (I.R.S. Employer
                jurisdiction
             of incorporation)        File Number)     Identification No.)



                700 NORTH PENNSYLVANIA AVENUE, WILKES-BARRE, PA 18703
                 (Address of principal executive offices) (Zip Code)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE - (717) 823-8801







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          ITEM 5. Other Events

               On September 17, 1998, the Board of Directors of the Company approved, and the Company entered into, an Agreement and Plan of Merger for the acquisition of the Company by a company owned by the Company's operating management at an aggregate price of approximately $18.5 million, or $4.70 per share in cash net to shareholders.

               It is expected that the transaction would close immediately upon approval by shareholders at a meeting in early December, following the clearance of a proxy statement by the Securities and Exchange Commission.


          ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

                    (c) Exhibits. A list of exhibits filed herewith is given in the Exhibit Index that precedes the exhibits filed with this report.


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                                      SIGNATURE



               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        THE LION BREWERY, INC.



                                        By:  /s/ Charles E. Lawson, Jr.
                                             ------------------------------
                                             Name:   Charles E. Lawson, Jr.
                                             Title:  President and Chief
                                                     Executive Officer


          Date:  September 18, 1998





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                                    EXHIBIT INDEX


               The following exhibits are filed with the Current Report on Form 8-K.



          EXHIBIT NO.                   DESCRIPTION
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             10          Agreement and Plan of Merger, dated
                         September 17, 1998, between Malt
                         Acquiring, Inc., and The Lion
                         Brewery, Inc.


             99          Press Release issued September 17,
                         1998.